Exhibit 23.3

Ernst & Young 200 George Street Sydney NSW 2000 Australia GPO Box 2646 Sydney NSW 2001	Tel: +61 2 9248 5555 Fax: +61 2 9248 5959 ey.com/au

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of ioneer Ltd for the registration of ordinary shares, preference shares, warrants, subscription rights, debt securities, and units and to the incorporation by reference therein of our reports dated October 22, 2025, with respect to the consolidated financial statements of ioneer Ltd included in its Annual Report for the year ended June 30, 2025 (Form 20-F) and April 29, 2026, with respect to the consolidated financial statements of ioneer Ltd included in its Transition Report (Form 20-F) for the six-month period ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Sydney, Australia

July 20, 2026

A member firm of Ernst & Young Global Limited Liability limited by a scheme approved under Professional Standards Legislation